                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement

                                            |_|  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))

|X|  Definitive Proxy Statement

|_|  Definitive Additional Materials

|_|  Soliciting Material Under Rule 14a-12

                                  SOHU.COM INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                             -----------------------
      (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN REGISTRANT)

Payment of Filing Fee (check the appropriate box):

|X|  No fee required

|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

|_|  Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

                                [SOHU LETTERHEAD]

                                                                  April 23, 2003


Dear Sohu.com stockholders:

     You are cordially invited to attend Sohu.com Inc.'s Annual Meeting of Stockholders to be held at Sohu's offices at 7 Jianguomen Nei Avenue, Suite 1519, Tower 2, Bright China Chang An Building, Beijing 100005, People's Republic of China, on Friday, May 23, 2003 at 10:00 a.m., Beijing time.

     Accompanying this letter are the official Notice of Annual Meeting, proxy statement and form of proxy. The matters listed in the Notice of Annual Meeting are described in detail in the proxy statement. At this year's Annual Meeting, we are asking stockholders to elect three directors, each to serve for a two-year term, and approve the selection of PricewaterhouseCoopers as our outside auditors.

     Every stockholder's vote is important to us. Whether or not you expect to attend the meeting in person, we urge you to submit your proxy as soon as possible. You may submit your proxy by signing, dating, and returning the enclosed proxy card and mailing it in the envelope provided. For stockholders mailing from within the United States, the postage is prepaid. Please complete and submit your proxy even if you plan to attend the meeting in person.

     We look forward to seeing those of you who are able to attend the meeting in person.

                                          Sincerely,


                                          CHARLES ZHANG
                                          President and Chief Executive Officer

                                   [SOHU LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                                  SOHU.COM INC.

                             TO BE HELD MAY 23, 2003

To the Stockholders of Sohu.com Inc.:

     We hereby notify you that the Annual Meeting of Stockholders (the "Annual Meeting") of Sohu.com Inc. will be held at Sohu's offices at 7 Jianguomen Nei Avenue, Suite 1519, Tower 2, Bright China Chang An Building, Beijing 100005, People's Republic of China, on Friday, May 23, 2003 at 10:00 a.m., Beijing time, for the purpose of considering and acting upon the following matters, all as described in the accompanying Proxy Statement:

     1)   To elect three directors, each to serve for a two year term;

     2) To ratify the appointment of PricewaterhouseCoopers as Sohu's independent auditors for the fiscal year ending December 31, 2003; and

     3) To consider and act upon all other matters which may properly come before the Annual Meeting or any adjournment or adjournments thereof.

     The Board of Directors has set the close of business on Wednesday, March 26, 2003, as the record date for the purpose of determining the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof, and only stockholders of record on that date are entitled to notice of and to vote at the Annual Meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE RETURN ENVELOPE PROVIDED.

                                           By order of the Board of Directors,



                                           TIMOTHY B. BANCROFT
                                           Secretary
April 23, 2003

                                  SOHU.COM INC.
                             7 JIANGUOMEN NEI AVENUE
                               SUITE 1519, TOWER 2
                         BRIGHT CHINA CHANG AN BUILDING
                                 BEIJING 100005
                           PEOPLE'S REPUBLIC OF CHINA
                                 86-10-6510-2160

                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 23, 2003

                                 PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Sohu.com Inc. of proxies for use at Sohu's Annual Meeting of Stockholders (the "Annual Meeting") to be held at Sohu's offices located at 7 Jianguomen Nei Avenue, Suite 1519, Tower 2, Bright China Chang An Building, Beijing 100005, People's Republic of China, on Friday, May 23, 2003 at 10:00 a.m., Beijing time, and at any adjournments thereof. This Proxy Statement and the accompanying proxy card are first being mailed to stockholders on or about April 23, 2003. Sohu's Annual Report to Stockholders for the fiscal year ended December 31, 2002 is being mailed to the stockholders with this Proxy Statement, but does not constitute a part of the Proxy Statement.

     If proxies are properly dated, executed and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares represented by proxies will be voted as follows:

     FOR the election of the nominees for directors named herein; and

     FOR ratifying the appointment of PricewaterhouseCoopers as Sohu's independent auditors for the fiscal year ending December 31, 2003.

     In addition, if other matters come before the Annual Meeting, the persons named in the accompanying proxy card will vote in accordance with their judgment with respect to those matters. You have the power to revoke your proxy at any time prior to its exercise by filing with Sohu's Chief Financial Officer an instrument revoking it, by delivering an executed proxy bearing a later date prior to or at the Annual Meeting, or by attending the Annual Meeting and voting in person.

     Sohu will bear the cost of soliciting proxies. Solicitations may be made by mail, personal interview, telephone and/or telegram by Sohu's directors, officers and employees, without additional compensation for such solicitation activities. Sohu has made arrangements with The Bank of New York, 101 Barclay Street, Floor 11E, New York, NY 10286 and Georgeson Shareholder Communications Inc., 111 Commerce Road, Carlstadt, NJ 07072 to forward solicitation material to record holders of shares of common stock and the beneficial owners of shares held of record by brokers, banks, or other nominees. Sohu will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy material to beneficial owners of shares of common stock held in their respective names.

     Only stockholders of record on Sohu's books at the close of business on March 26, 2003 will be entitled to vote at the Annual Meeting and any adjournments. Under Sohu's By-laws, the presence in person or by proxy of a majority of the shares of common stock outstanding on the record date is required for a quorum. Abstentions and broker non-votes are each included for purposes of determining the presence or absence of a sufficient number of shares to constitute a quorum for the transaction of business. With respect to the approval of any particular proposal, abstentions and broker non-votes are not counted in determining the number of votes cast. Other than the election of directors, which requires a plurality of the votes cast in person or by proxy, each matter to be submitted to the stockholders requires the affirmative vote of the holders of a majority of the shares of Sohu common stock that are present in person or by proxy at the Annual Meeting.

     As of the close of business on March 31, 2003, there were 34,878,143 shares of Sohu common stock outstanding.

PROPOSAL I.   ELECTION OF DIRECTORS

     Our Board of Directors is divided into two classes, with each class holding office for a term of two years and the term of one class expiring each year. The Board has fixed the number of directors to constitute the full Board for the ensuing year at five, three of whom are to be elected at the Annual Meeting for a term expiring at the 2005 annual meeting of stockholders and two whose terms expire at the 2004 annual meeting of stockholders. Dr. Charles Zhang, George Chang and Charles Huang are in the class of directors whose term expires at the Annual Meeting. The Board has nominated Dr. Zhang, Mr. Chang and Mr. Huang for election to the class of directors whose term will expire in 2005. Unless you indicate otherwise on your proxy, the proxies received will be voted in favor of the election of Dr. Zhang, Mr. Chang and Mr. Huang to serve as directors.

     Although we expect that each of the nominees will be available for election, if a nominee is not a candidate at the time the election occurs, proxies will be voted for the election of a substitute nominee selected by the Board of Directors, unless the Board chooses to reduce the number of directors to the number of directors not up for election plus the number of nominees then available for election, in which case the proxies would be voted for the reduced number of nominees. The three nominees receiving a plurality of the votes cast by the stockholders represented at the Annual Meeting, in person or by proxy, will be elected as directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF DR. CHARLES ZHANG, GEORGE CHANG AND CHARLES HUANG.

     The table below sets forth certain information with respect to the nominees for election to the Board of Directors and those directors whose terms of office will continue after the Annual Meeting.

DR. CHARLES ZHANG                  Dr. Zhang is Sohu's founder and has been Chairman of the
Sohu's Chairman of the Board,      Board, President and Chief Executive Officer since August
President and Chief Executive      1996. Prior to founding Sohu, Dr. Zhang worked for Internet
Officer.                           Securities Inc. and helped establish its China operations.
                                   Prior to that, he worked as Massachusetts Institute of
38 years old.                      Technology's liaison officer with China. Dr. Zhang has a
Director since 1996.               Ph.D in experimental physics from Massachusetts Institute of
                                   Technology and a Bachelor of Science degree from Qinghua
                                   University in Beijing. Dr. Zhang is a native of the People's
                                   Republic of China.

DR. EDWARD B. ROBERTS              Dr. Roberts is the David Sarnoff Professor of Management of
Professor of Management of         Technology at Massachusetts Institute of Technology's Alfred
Technology at Massachusetts        P. Sloan School of Management. He has chaired MIT's research
Institute of Technology's Alfred   and educational programs in the management of technological
P. Sloan School of Management.     innovation since 1967. He also founded and chairs the MIT
                                   Center for Entrepreneurship. Dr. Roberts is currently a
67 years old.                      director of Advanced Magnetics, Inc., Medical Information
Director since 1996.               Technology, Inc. and Pegasystems, Inc. He has authored over
                                   150 articles and eleven books, the most recent being
                                   Entrepreneurs in High Technology (Oxford University Press,
                                   1991). Dr. Roberts received four degrees from M.I.T.,
                                   including a Ph.D in 1962.


GEORGE CHANG                       Mr. Chang is the Vice Chairman and Chief Financial Officer,
Vice Chairman and CFO of           and a director, of Morningside Technologies, Inc., the
Morningside Technologies, Inc.     parent corporation of Maxtech Enterprises Limited, one of
                                   Sohu's stockholders. Mr. Chang is also a director and the
51 years old.                      Chief Financial Officer of Morningside Asia Advisory Limited
Director since 2000.               and a director of various other companies within the
                                   Morningside group, including Maxtech Enterprises Limited.
                                   The Morningside group is a private global investment house and includes Maxtech Enterprises Limited. Prior to joining
                                   Morningside in 1991, Mr. Chang held senior financial
                                   positions with various trading companies in Hong Kong, and was Chief Financial Officer of a major multinational trading and sourcing operation. Mr. Chang has worked with Arthur
                                   Andersen in Hong Kong and in Toronto, Canada. He holds both
                                   Bachelor of Business Administration and Master of Business
                                   Administration degrees from the University of Wisconsin, and is a member of the American Institute of Certified Public
                                   Accountants, the Canadian Institute of Chartered Accountants
                                   and the Hong Kong Society of Accountants. In addition, Mr.
                                   Chang is currently the Vice Chairman and a director of Media
                                   Partners International Holdings, Inc. Pursuant to Sohu's
                                   Second Amended and Restated Voting Agreement, Maxtech
                                   Enterprises Limited has designated Mr. Chang for nomination to the Board of Directors.

THOMAS GURNEE                      Mr. Gurnee is the President and Chief Operating Officer of
President and Chief Operating      GlobiTech Inc. From January 2001 until December 2002, he
Officer of GlobiTech Inc.          served as Chief Financial Officer and Senior Vice President,
                                   Business Development of Artest Corporation, a privately held company. From January 2000 until December 2000, he served as
52 years old.                      Sohu's Chief Financial Officer and Senior Vice President,
Director since 2000.               Finance. Prior to joining Sohu, Mr. Gurnee held a number of senior positions with Chartered Semiconductor Manufacturing
                                   Ltd., one of the world's leading independent semiconductor foundries, including Vice President for Business
                                   Development, President (North America), Chief Operating
                                   Officer (Singapore) and Chief Financial Officer (Singapore).
                                   Prior to joining Chartered Semiconductor Manufacturing, Mr.
                                   Gurnee spent thirteen years at Schlumberger Ltd., an oil
                                   field services and measurement systems company, as finance director of various divisions in France, Singapore and the
                                   United States. Mr. Gurnee obtained a Bachelor of Arts degree from Stanford University and a Master of Business
                                   Administration degree from the University of Santa Clara.


CHARLES HUANG                      Mr. Huang is the Founder and Chairman of Netbig Education
Chairman of Netbig Education       Holdings Ltd., a leading education enterprise in China.
Holdings Ltd.                      Prior to founding Netbig in 1999, Mr. Huang worked as
                                   Executive Director and Head of Asia Securitization Group of
34 years old                       Deutsche Bank, New York and Hong Kong, as well as Senior
Director since 2001                Vice President of Prudential Securities Inc., New York. He
                                   holds an M.S. degree in Computer Science from MIT and a B.S.
                                   degree from the University of Science and Technology of
                                   China. Mr. Huang is also a Chartered Financial Analyst.

                         GENERAL INFORMATION RELATING TO
                             THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS

     The Board of Directors held eight meetings in the fiscal year ended December 31, 2002 and acted by consent in lieu of meetings on three occasions. No member of the Board of Directors attended less than 75% of the total number of meetings of the Board and committees thereof upon which he served during 2002 (during the periods in which they were directors or members of such committees).

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has an audit committee and a compensation committee.

     The members of the audit committee are George Chang, Thomas Gurnee and Charles Huang. The audit committee reviews the scope of the annual audit by Sohu's independent auditors and internal auditors, monitors Sohu's internal financial and accounting controls and procedures and appoints the independent auditors. The audit committee held five meetings in 2002. The audit committee and the full Board of Directors have adopted a written charter for the audit committee. Mr. Chang and Mr. Huang are each independent directors as defined in Rule 4200(a)(15) of the Nasdaq Stock Market's Marketplace Rules. Because he was employed as Sohu's Chief Financial Officer until December 31, 2000, Mr. Gurnee is not considered an independent director under the Nasdaq Stock Market's Marketplace Rules. The Board of Directors determined that Mr. Gurnee's appointment to the audit committee is in the best interests of Sohu and its stockholders because he is knowledgeable about Sohu's finances and operations and is well respected by the Board and is therefore, in the Board's view, particularly well suited to the task of assisting the Board and other members of the audit committee in overseeing Sohu's audit and financial reporting functions and interacting with Sohu's independent auditors. Sohu understands that, in the light of certain SEC and proposed Nasdaq rules, George Chang will likely no longer be considered independent for audit committee purposes upon the effectiveness of those rules. In view of this expectation, Sohu has begun to consider other candidates for participation on the audit committee.

     The compensation committee currently consists of Edward Roberts and Thomas Gurnee. The compensation committee acted by consent in lieu of meetings on three occasions in 2002, and held one formal meeting in 2002. The committee also acted through e-mail communications among its members, and made recommendations to the Board of Directors on six occasions in 2002. The compensation committee makes recommendations concerning salaries and incentive compensation, administers and approves stock option grants under Sohu's 2000 Stock Incentive Plan and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate to the compensation committee.

AUDIT COMMITTEE REPORT

     The audit committee reviews Sohu's internal accounting procedures and considers, approves and reports to the Board of Directors with respect to other auditing and accounting matters, including the scope of annual audits, fees to be paid to Sohu's independent auditors and the performance of Sohu's independent auditors. The full responsibilities of the audit committee are set forth in its audit committee charter. The audit committee charter, which is reviewed and updated annually, was approved by the Board of Directors.

     The audit committee reviews the scope of the annual audit by Sohu's independent auditors and internal auditors, monitors Sohu's internal financial and accounting controls and procedures and appoints the independent auditors. In fulfilling its responsibilities, the audit committee:

o discussed and considered the independence of PricewaterhouseCoopers, reviewing as necessary all relationships and services which might bear on PricewaterhouseCoopers's objectivity as outside auditor;

o received written affirmation from PricewaterhouseCoopers that it is in fact independent;

o discussed the overall audit process, receiving and reviewing all reports of PricewaterhouseCoopers;

o involved PricewaterhouseCoopers in the audit committee's review of Sohu's financial statements and related reports with management;

o provided to PricewaterhouseCoopers full access to the audit committee and the full Board of Directors to report on all appropriate matters; and

o discussed with PricewaterhouseCoopers all matters required to be reviewed under generally accepted auditing standards.

     The audit committee met with selected members of management and PricewaterhouseCoopers to review financial statements, including quarterly reports, discussing such matters as the quality of earnings; estimates, reserves and accruals; the suitability of accounting principles; financial reporting decisions; and audit adjustments.

     The audit committee selected, subject to stockholder approval, PricewaterhouseCoopers as Sohu's outside auditor. In addition, the audit committee considered the quality and adequacy of Sohu's internal controls and made recommendations to the full Board of Directors for enhancing such controls.

     Based upon its work and the information received in the inquiries outlined above, the audit committee recommended to Sohu's Board of Directors that Sohu's audited financial statements be included in Sohu's Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

     Management is responsible for Sohu's financial reporting process, including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Sohu's independent auditors are responsible for auditing those financial statements. The audit committee's responsibility is to monitor and review these processes. It is not the audit committee's duty or responsibility to conduct auditing or accounting reviews or procedures. The members of the audit committee are not employees of Sohu and may not be, and may not represent themselves to be or serve as, accountants or auditors by profession.

                               THE AUDIT COMMITTEE
                                  George Chang
                                  Thomas Gurnee
                                  Charles Huang

COMPENSATION OF DIRECTORS

     Directors do not currently receive any cash compensation for serving on the Board of Directors of Sohu, although they are reimbursed for reasonable travel expenses incurred in connection with attending Board of Directors and committee meetings.

     Pursuant to Sohu's stock incentive plan:

     (i) Charles Zhang was granted options to purchase 87,500 shares of common stock in January 2002. These options have an exercise price of $1.18 per share and options for 21,875 of these shares are currently exercisable. Dr. Zhang was also granted options to purchase 132,000 shares of common stock in June 2002. These options have an exercise price of $1.29 per share and are currently exercisable in full;

     (ii) James McGregor (a former director), Edward Roberts, George Chang, Thomas Gurnee and Charles Huang were each granted options to purchase 25,000 shares of common stock in January 2002. These options have an exercise price of $1.07 per share and are currently exercisable in full;

     (iii) Edward Roberts was granted options to purchase 11,000 shares of common stock in June 2002. These options have an exercise price of $1.17 per share and are currently exercisable in full; and

     (iv) Thomas Gurnee was granted options to purchase 90,000 shares of common stock in June 2002. These options have an exercise price of $1.17 per share and are currently exercisable in full.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth certain information regarding the beneficial ownership of Sohu's common stock as of March 31, 2003 by (i) each person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act")) known by Sohu to be the beneficial owner of more than 5% of Sohu's common stock (assuming conversion of all outstanding exercisable options and warrants held by that person), (ii) each current director and nominee for election as director, (iii) Sohu's Chief Executive Officer and each other executive officer of Sohu named in this Proxy Statement under the heading "Executive Compensation" and (iv) all current directors and executive officers of Sohu as a group. Except as otherwise provided in the footnotes to this table, Sohu believes that the persons named in this table have voting and investment power with respect to all the shares of common stock indicated.

                                                                    AMOUNT AND NATURE OF
           NAME AND ADDRESS OF BENEFICIAL OWNER                    BENEFICIAL OWNERSHIP(1)    PERCENT OF CLASS(1)
         --------------------------------------                    -----------------------    -------------------
Charles Zhang (2)(12).........................................                   9,165,093            26.0%
Maxtech Enterprises Limited (3)(12)...........................                   7,236,519            20.7%
Jayhawk Capital Management, L.L.C. (4)........................                   2,080,100             6.0%
Hermes Investment Management, Ltd. (5)                                           3,000,000             8.6%
Edward Roberts (6)(12)........................................                   1,428,197             4.1%
George Chang (7)..............................................                   7,286,519            20.9%
Thomas Gurnee (8).............................................                     344,500               *
Charles Huang (9).............................................                      50,000               *
Derek Palaschuk (10)..........................................                     164,056               *
Victor Koo (11)...............................................                     508,890             1.4%

All directors and executive officers as a group (7 persons)...                  18,947,255            51.9%

-------------------------
*    Less than 1%.
(1) Includes the number of shares and percentage ownership represented by such shares determined to be beneficially owned by a person in accordance with the rules of the Securities and Exchange Commission, or the SEC. The number of shares beneficially owned by a person includes shares of common stock subject to options, convertible debt or warrants held by that person that are currently exercisable or convertible or exercisable or convertible within 60 days. Such shares are deemed outstanding for the purpose of computing the percentage of outstanding shares owned by that person. Such shares are not deemed outstanding, however, for the purpose of computing the percentage ownership of each other person.
(2) Includes 438,093 shares subject to options exercisable within 60 days of March 31, 2003. Dr. Zhang's address is c/o Sohu.com Inc., 7 Jianguomen Nei Avenue, Suite 1519, Tower 2, Bright China Chang An Building, Beijing 100005, People's Republic of China.
(3) Maxtech is a British Virgin Islands corporation that is the registered owner of 6,360,219 shares of Common Stock. Maxtech is wholly-owned by Morningside Technologies, Inc., a Cayman Islands corporation, which is in turn wholly-owned by Morningside CyberVentures Holdings Limited, a British Virgin Islands corporation, which is in turn wholly-owned by The NTX-II Trust, an Isle of Man Trust, the trustee of which is Verrall Limited, an Isle of Man corporation. Mitco Limited is a British Virgin Islands corporation that is the registered owner of 876,300 shares of Common Stock. Mitco is wholly-owned by Morningside CyberVentures Holdings Limited. Verrall Limited controls indirectly, through The NTX-II Trust, a 100% interest in Maxtech and a 100% interest in Mitco, and as a result has the sole power to vote and dispose of the shares of Sohu held by Maxtech and Mitco. The address of Maxtech Enterprises Limited is c/o MTI Administration Limited, 22nd Floor, Hang Lung Centre, 2-20 Paterson Street, Causeway Bay, Hong Kong. The address of Verrall Limited is c/o Dickinson, Cruickshank & Co., 33/37, Athol Street, Douglas IM1 1LB, Isle of Man.
(4) Jayhawk Capital Management, L.L.C. is the General Partner and/or Manager and/or Investment Advisor for Jayhawk China Fund (Cayman), Ltd., which owns 2,045,100 shares of Common Stock, and Lucky Henry, L.P., which owns 35,000 shares of Common Stock. Jayhawk Capital Management, L.L.C.'s address is 8201 Mission Road, Suite 110, Prairie Village, Kansas 66208.
(5) Hermes Investment Management, Ltd. has the power to sell or vote on behalf of BT Pension Scheme and Royal Mail Pension Plan all of their Sohu shares. BT Pension Scheme owns 2,127,000 shares and Royal Mail Pension Plan owns 873,000 shares. Hermes Investment Management, Ltd.'s address is Lloyds Chambers, 1 Portsoken Street, London E1 8HZ.
(6) Includes 71,400 shares subject to options exercisable within 60 days of March 31, 2003. 1,417,147 shares are held by Edward B. Roberts and 11,050 shares are held by the Mitchell J. Roberts 1994 Trust. Dr. Roberts is the co-trustee of the Mitchell J. Roberts 1994 Trust. Dr. Roberts disclaims beneficial ownership of the shares owned by the trust. Dr. Roberts's address is 300

Boylston Street, Boston, Massachusetts 02116, U.S.A.
(7) Includes 50,000 shares subject to options exercisable within 60 days of March 31, 2003. Also includes 6,360,219 shares held by Maxtech Enterprises Limited. Mr. Chang is the Vice Chairman and Chief Financial Officer of Morningside Technologies, Inc., which owns all of the capital stock of Maxtech Enterprises Limited. Mr. Chang disclaims beneficial ownership of the shares owned by Maxtech Enterprises Limited. Mr. Chang's address is c/o Morningside Technologies, Inc., 22/F, Hang Lung Centre, 2-20 Paterson Street, Causeway Bay, Hong Kong.
(8) Includes (i) 341,500 shares subject to options exercisable within 60 days of March 31, 2003 and (ii) 3,000 shares owned by Mr. Gurnee's wife and sons. Mr. Gurnee's address is 18545 Vassing Road, Saratoga, California 95070, U.S.A.
(9) Includes 50,000 shares subject to options exercisable within 60 days of March 31, 2003. Mr. Huang's address is 63B, Bank of China Tower, 1 Garden Road, Hong Kong.
(10) Includes 149,156 shares subject to options exercisable within 60 days of March 31, 2003. Mr. Palaschuk's address is c/o Sohu.com Inc., 7 Jianguomen Nei Avenue, Suite 1519, Tower 2, Bright China Chang An Building, Beijing 100005, People's Republic of China.
(11) Includes 508,890 shares subject to options exercisable within 60 days of March 31, 2003. Mr. Koo's address is c/o Sohu.com Inc., 7 Jianguomen Nei Avenue, Suite 1519, Tower 2, Bright China Chang An Building, Beijing 100005, People's Republic of China.
(12) These stockholders are parties to a Second Amended and Restated Stockholders' Voting Agreement dated October 18, 1999. Under the agreement, (i) Maxtech Enterprises Limited may nominate one director to the Board of Directors;
(ii) all parties to the agreement must vote the voting securities owned by them in favor of such nominee; and (iii) none of the parties will vote to remove the director nominated in accordance with the agreement, other than for cause, without the consent of the party entitled to nominate the director. Maxtech's nomination rights will terminate when it no longer holds at least 50% of the common stock received by Maxtech and Harrison Enterprises, Inc. upon conversion of the preferred stock they had purchased prior to Sohu's initial public offering. Under rules of the SEC under the Exchange Act, parties to the agreement may be considered members of a "group," and therefore deemed to be beneficial owners of the shares of common stock held by each other party to the agreement.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires Sohu's directors and executive officers and holders of more than 10% of Sohu's common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Sohu. Directors, executive officers and holders of more than 10% of Sohu's common stock are required by SEC regulations to furnish Sohu with copies of all Section 16(a) forms they file. Based solely on a review of copies of reports furnished to Sohu or written representations that no other reports were required, Sohu believes that during the fiscal year ended December 31, 2002, its directors, executive officers and holders of more than 10% of Sohu's common stock complied with all applicable Section 16(a) reporting requirements, except that Form 4s which were required to be filed by Charles Zhang and Derek Palaschuk for the month of May were filed late.

                               EXECUTIVE OFFICERS

     Sohu's executive officers are Charles Zhang, Derek Palaschuk and Victor Koo. For a description of the background of Dr. Zhang, see "ELECTION OF DIRECTORS."

     DEREK PALASCHUK, age 39, has served as Sohu's Chief Financial Officer and Senior Vice President since July 2001. He also served as Sohu's Vice President Controller from August 2000 until October 2000 and its Vice President Finance from October 2000 to July 2001. Prior to joining Sohu, from April 1996 until June 2000, Mr. Palaschuk served as Vice President Finance and Chief Financial Officer for the CR China Holdings Group and its affiliated companies, a privately held international trading and investment company. From May 1994 until February 1995, Mr. Palaschuk served as the Chief Financial Officer of China Automotive Components Corporation, the management company of a $360 million fund investing in the Chinese automotive industry. Mr. Palaschuk has also worked as an audit manager at Pricewaterhouse Hong Kong and Beijing. In addition to being a Canadian Chartered Accountant, he has a Commerce Degree from the University of Saskatchewan and a Law Degree from the University of British Columbia.

     VICTOR KOO, age 36, has been Sohu's Chief Operating Officer since July 2001. He also served as Sohu's Senior Vice President, Corporate Business Development between January 2000 and July 2001 and its Senior Vice President, Operations and Chief Financial Officer between March and December of 1999. From 1994 until he joined Sohu, Mr. Koo held numerous senior positions in Richina Group, a China based venture capital firm, including Vice President and Director of Business Development. Mr. Koo received a Masters of Business Administration degree from Stanford University where he won a fellowship from the Center for East Asian Studies. He was a Regent's Scholar at the University of California at Berkeley, where he received a Bachelor of Science degree.

                             EXECUTIVE COMPENSATION

     The following table sets forth the aggregate compensation earned by the Chief Executive Officer and each of the other named executive officers of Sohu for services rendered in all capacities to Sohu during fiscal 2002, 2001 and 2000:

                                                SUMMARY COMPENSATION TABLE

                                              ANNUAL COMPENSATION           LONG-TERM COMPENSATION
                                              -------------------           ----------------------
                                                                                 AWARDS          PAYOUTS
                                                                        ------------------------ -------
                                                           OTHER ANNUAL RESTRICTED   SECURITIES               ALL OTHER
                                                              COMPEN-     STOCK      UNDERLYING    LTIP        COMPEN-
       NAME AND PRINCIPAL                SALARY     BONUS     SATION     AWARD(S)   OPTIONS/SARS  PAYOUTS      SATION
            POSITION             YEAR     ($)        ($)        ($)        ($)           (#)        ($)          ($)
              (a)                (b)      (c)        (d)        (e)        (f)           (g)        (h)          (i)
              ---                ---      ---        ---        ---        ---           ---        ---          ---

Charles Zhang (1)..............  2002   $150,000   $56,860    $69,734      --          219,500       --       $2,136(4)
  Chairman of the Board,         2001   $141,666   $14,812    $51,497      --          297,500       --       $3,618(4)
  President and Chief            2000   $100,000        --    $25,074      --               --       --           --
  Executive Officer


Derek Palaschuk (2)............  2002   $120,000   $39,600    $41,865      --          102,500       --       $7,078(4)
   Senior Vice President and     2001   $120,000   $12,705    $34,282      --          153,000       --       $3,989(4)
   Chief Financial Officer       2000   $ 45,582        --     $5,387      --           65,000       --          --


Victor Koo (3).................  2002   $149,604   $62,834    $67,946      --          326,407       --       $4,435(4)
   Chief Operating Officer       2001   $149,604   $16,048    $54,637      --           95,943       --       $3,050(4)
                                 2000   $112,800        --    $30,090      --           52,000       --          --

---------------
(1) The $69,734 of other compensation paid to Dr. Zhang in 2002 consists of a $21,600 housing allowance and $48,134 for tax equalization. The $51,497 of other compensation paid to Dr. Zhang in 2001 consists of a $18,037 housing allowance and $33,460 for tax equalization. The $25,074 of other compensation paid to Dr. Zhang in 2000 consists of a $15,000 housing allowance and $10,074 for tax equalization
(2) The $41,865 of other compensation paid to Mr. Palaschuk in 2002 consists of a $18,000 housing allowance, $2,144 in tuition fees for his child and $21,721 for tax equalization. The $34,282 of other compensation paid to Mr. Palaschuk in 2001 consists of a $18,000 housing allowance and $16,282 for tax equalization. The $5,387 of other compensation paid to Mr. Palaschuk in 2000 consists of a $1,500 housing allowance and $3,887 for tax equalization.
(3) The $67,946 of other compensation paid to Mr. Koo in 2002 consists of a $21,600 housing allowance and $46,346 for tax equalization. The $54,637 of other compensation paid to Mr. Koo in 2001 consists of a $21,600 housing allowance and $33,037 for tax equalization. The $30,090 of other compensation paid to Mr. Koo in 2000 consists of a $16,800 housing allowance and $13,290 for tax equalization.
(4) Sohu paid $2,136, $7,078, and $4,435 in 2002 for group term life insurance for Dr. Zhang, Mr. Palaschuk and Mr. Koo, respectively. Sohu paid $3,618, $3,989, and $3,050 in 2001 for group term life insurance for Dr. Zhang, Mr. Palaschuk and Mr. Koo, respectively.

                                  OPTION GRANTS

     The following table sets forth information regarding stock options made during the last fiscal year to the executive officers listed in the Summary Compensation Table under the heading.

                                                   INDIVIDUAL GRANTS
                                   -------------------------------------------------
                                                                                                POTENTIAL
                                                                                             REALIZABLE VALUE
                                   NUMBER       PERCENT OF                                       AT ASSUMED
                                     OF           TOTAL                                       ANNUAL RATES OF     ALTERNATIVE TO
                                 SECURITIES      OPTIONS/                                       STOCK PRICE        (F) AND (G):
                                 UNDERLYING        SARS                                       APPRECIATION FOR      GRANT DATE
                                  OPTIONS/        GRANTED       EXERCISE OR                   OPTION TERM (1)         VALUE
                                    SARS       TO EMPLOYEES     BASE PRICE   EXPIRATION                             GRANT DATE
               NAME              GRANTED (#)  IN FISCAL YEAR      ($/SH)        DATE        5% ($)     10% ($)    PRESENT VALUE $
               (a)                   (b)            (c)             (d)          (e)          (f)         (g)          (h)
               ---                   ---            ---             ---          ---          ---         ---          ---
Charles Zhang..................   87,500(2)        3.77%           $1.18       1/30/12       808,931   1,349,246        -
                                 132,000(3)        5.60%           $1.29       6/12/12     1,205,810   2,020,914        -
Derek Palaschuk................  102,500(2)        4.35%           $1.07       1/30/12       958,880   1,591,820        -
Victor Koo.....................  117,500(2)        5.07%           $1.07       1/30/12     1,099,204   1,824,769        -
                                 208,907(4)        9.01%           $1.06       6/30/12     1,956,399   3,246,405        -

------------------------
(1) The potential realizable value is based on the term of the option at the time of its grant, which is ten years for the stock options granted to the executive officers in the table. The assumed 5% and 10% annual rates of appreciation over the term of the options are set forth in accordance with rules and regulations adopted by the Securities and Exchange Commission and do not represent our estimates of stock price appreciation. The potential realizable value is calculated using $6.40 per share as the base value on which appreciation has been calculated. Actual gains, if any, on stock option exercises are dependent upon a number of factors, including the future performance of the common stock and the timing of option exercises, as well as the optionee's continued employment through the vesting period. There can be no assurance that the amounts reflected in this table will be achieved.
(2) Options granted vest over a four-year period commencing from January 31, 2002, with 25% of the options vesting at the end of the first year and the remaining options vesting ratably on a quarterly basis over the remaining term of the options.
(3)  These options were vested and exercisable in full upon the date of grant.
(4)  These options were vested and exercisable in full on July 1, 2002.

                         AGGREGATED OPTION EXERCISES AND
                          FISCAL YEAR END OPTION VALUES

     The following table sets forth information regarding stock option exercises during the fiscal year ended December 31, 2002 by the officers of Sohu listed on the Summary Compensation Table and the fiscal year-end value of unexercised in-the-money options held by those officers:

                                                                         NUMBER OF
                                                                         SECURITIES
                                                                         UNDERLYING            VALUE OF UNEXERCISED
                                          SHARES                        UNEXERCISED                IN-THE-MONEY
                                         ACQUIRED                    OPTIONS AT FISCAL          OPTIONS AT FISCAL
                                            ON          VALUE             YEAR END               YEAR END(1) ($)
                NAME                     EXERCISE    RECEIVED(2)  EXERCISABLE UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
                ----                     --------    -----------  ----------- -------------  -----------  -------------
Charles Zhang..................             --            --        367,781      279,219      1,868,689     1,480,656
Derek Palaschuk................             --            --        103,500      217,000        380,703     1,030,792
Victor Koo.....................             --            --        436,812      246,445      2,073,076     1,171,121

------------------------
(1) Based on reported last sale price of Sohu common stock of $6.40 per share on December 31, 2002, less the option exercise price.
(2)  None of the executive officers exercised any stock options during 2002.

EMPLOYMENT AGREEMENTS

     The summaries of the various employment agreements set forth below are qualified in their entirety by reference to the full text of the agreements, which are exhibits to Sohu's Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

     Effective as of January 1, 2003, Sohu entered into three-year employment agreements with each of Charles Zhang and Derek Palaschuk. The employment agreements provide that Messrs. Zhang and Palaschuk respectively receive base salaries of $165,000 and $120,000 per year. In addition, each of Messrs. Zhang and Palaschuk has the opportunity to (i) earn incentive bonuses based upon certain performance criteria and other factors determined relevant by Sohu's Board of Directors, and (ii) receive stock options and other incentive awards. The employment agreements also provide for the following additional benefits for the named executives: vacation time and sick leave, health and medical insurance, life and disability insurance, housing allowances, reimbursement of tuition fees for the executives' children and tax equalization. In addition, Dr. Zhang receives a car allowance under his employment agreement.

     The employment agreements provide for continued employment until termination by either party. Sohu may terminate any executive's employment with or without cause at any time. However, if the termination is without cause, Sohu must provide the executive with 30 days' prior notice of termination. If Sohu terminates without cause or an executive terminates his employment for good reason (each as defined in the employment agreements), the executive will be entitled to the following:

     o The executive will continue to receive payments equal to the executive's monthly base salary in effect on the date of termination for the shorter of (i) six months and (ii) the remainder of the term of the executive's employment agreement;
     o Health insurance benefits will be provided at Sohu's expense for so long as Sohu is obligated to pay severance; and
     o Sohu will be obligated to continue to carry the executive on its directors and officers' insurance policy for six years following the date of termination at Sohu's expense, subject to certain limits on the costs of the premiums.

     In addition, if Sohu terminates an executive's employment without cause and the termination is within the one-year period following a change in control of Sohu (as defined in the employment agreements), all of the executive's stock options will become immediately exercisable and any Sohu repurchase rights will immediately terminate.

     Also, if Sohu terminates an executive's employment agreement without cause, if an executive terminates his employment agreement for good reason or if an executive dies or becomes disabled, the executive will be entitled to receive the bonus to which he would have been entitled had he continued to be employed through the end of the then current year.

     If (i) an executive fails to comply with (a) the terms of his employment agreement, (b) the agreement referred to below related to confidentiality, nonsolicitation, noncompetition and assignment of intellectual property, or (c) the written policies and procedures of Sohu, (ii) an executive acts against the specific instructions of Sohu's Board of Directors, or (iii) if an executive's employment is terminated by Sohu for cause, the executive will forfeit all options and other stock awards, whether vested or not, and all shares of common stock of Sohu, if any, purchased by the executive pursuant to the exercise of stock options or other stock awards and still then owned by the executive may be repurchased by Sohu at the price paid by the executive.

    In addition, if an executive violates the agreement referred to below related to confidentiality, nonsolicitation, noncompetition and assignment of intellectual property after the termination of his employment:

     o    the executive will not be entitled to any further payments from Sohu;
     o any insurance or other benefits that have continued will terminate immediately;
     o    the executive will be required to reimburse all severance paid to him;
          and
     o if the executive would not, in the absence of the violation, have been entitled to severance payments from Sohu equal to at least six months' base salary, the executive will pay to Sohu an amount equal to the difference between six months' base salary and the amount of severance pay required to be reimbursed to Sohu by the executive.

     The employment agreements also require the executives to enter into agreements providing for (i) assignment of intellectual property, (ii) confidential treatment of Sohu's proprietary information and (iii) during the term of their employment and for the following year, (a) nonsolicitation of Sohu's employees, contractors, customers, suppliers and partners and (b) non-competition with Sohu.

     The following graph compares, for the period that Sohu's common stock has been registered under Section 12 of the Exchange Act (which commenced July 12,
2000), the cumulative total stockholder return for Sohu, the Nasdaq Stock Market (U.S. companies) Index (or the Nasdaq Market Index) and the MG Group Index for Internet Information Services (or MG Group Index). Measurement points are July 12, 2000 (the first trading day) and the last trading day of Sohu's fiscal years ended December 31, 2000, December 31, 2001 and December 31, 2002. The graph assumes that $100 was invested on July 12, 2000 in the common stock of Sohu, the Nasdaq Market Index, and the MG Group Index, and assumes reinvestment of any dividends. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

[GRAPH]


                  Sohu.com Inc.        MG Group Index       NASDAQ Market Index

7/12/00             100.00                 100.00                  100.00
12/31/2000           18.27                  47.26                   62.01
12/31/2001            9.23                  25.81                   49.43
12/31/2002           49.23                  21.57                   34.48

COMPENSATION COMMITTEE REPORT

GENERAL COMPENSATION POLICY

     The compensation committee believes that Sohu's compensation programs for executive officers should be designed to attract, motivate, and retain talented executives and should be determined within a competitive framework and based on the achievement of overall financial results and individual contributions. The compensation committee's objectives are to: (i) offer a total compensation program that strives to be competitive with comparable talent at comparable companies in China but also permits recruiting and retention of talented executives who might otherwise be employed by technology companies in the United States and (ii) align the financial interests of executive officers with those of the stockholders by providing significant equity-based incentive awards.

BASE SALARY

     The base salary for each executive officer is set on the basis of the responsibilities of the position held, the experience and performance of the individual, and a review of comparable positions based on informal surveys of the industry in China as well as the United States.

STOCK OPTIONS

     Grants to executive officers under Sohu's 2000 Stock Incentive Plan allow the officers to acquire shares of Sohu's common stock at the market price on the grant date over a specified period of time. Each option typically vests in periodic installments from one to four years as specified in the option agreement applicable to each executive. Generally, stock options are granted when an executive joins Sohu. Additional options are granted on the basis of the individual's performance, potential for future responsibility and the number of unvested options held by the individual at the time of the new grant. The grants are designed to align the interests of executive officers with stockholders and to provide each executive officer with a significant incentive to manage Sohu.

OTHER ELEMENTS OF EXECUTIVE COMPENSATION

     Compensation paid to Sohu's executive officers also generally includes bonuses, the provision of housing and tax equalization. Bonus amounts for 2002 were determined based upon revenue targets and cash burn rate targets for the first half and second half of 2002.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The annual base salary for Sohu's Chief Executive Officer, which is currently set by his employment agreement at $165,000 per annum, was determined by the compensation committee and approved by the Board of Directors. Prior to December 31, 1999, Dr. Charles Zhang, Sohu's founder, President and Chief Executive Officer, earned $50,000 per annum in salary. In consideration of the significant growth and scale of Sohu's operations under the leadership of Dr. Zhang, effective January 1, 2000, his salary was increased to $100,000 per annum and Sohu provided to Dr. Zhang a housing allowance and tax equalization at a rate of 15% of his salary. On March 1, 2001, Dr. Zhang's salary was increased to $150,000 to bring his salary in line with other senior executives of companies comparable to Sohu. Dr. Zhang earned $150,000 in salary in 2002 as well. Dr. Zhang also earned bonus payments totaling $56,860 in 2002. The amount of Dr. Zhang's bonus was determined based upon revenue targets and cash burn rate targets for the first half and second half of 2002. The first half bonus earned by Dr. Zhang was $27,488 and the second half bonus earned by Dr. Zhang was $29,372.

     Dr. Zhang was also granted options to purchase 87,500 shares of common stock in January 2002. These options have an exercise price of $1.18 per share and options for 21,875 of these shares are currently exercisable. In addition, Dr. Zhang was granted options to purchase 132,000 shares of common stock in June 2002. These options have an exercise price of $1.29 per share and are currently exercisable in full.

     In addition, in 2002 Dr. Zhang received a housing allowance of $21,600 and tax equalization of $48,134.

                             COMPENSATION COMMITTEE
                                 Edward Roberts
                                  Thomas Gurnee

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Thomas Gurnee was a member of the compensation committee during the fiscal year ended December 31, 2002. From January 2000 until December 2000, Mr. Gurnee served as Sohu's Chief Financial Officer and Senior Vice President, Finance.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

(A) TRANSACTIONS RELATED TO SAM QIAN
Sam Qian, who is the brother-in-law of Dr. Charles Zhang, Sohu's President and Chief Executive Officer, is a Vice President of Sohu. Mr. Qian is also Chief Executive Officer of Sohu-Guolian Information Technology Co., Ltd, an affiliate of Sohu. He received the following payments in fiscal 2002:

o from Sohu: (i) $47,500 in salary; (ii) a bonus of $31,450; (iii) $24,000 as a housing allowance; (iii) tax equalization of $4,500; (iv) payments for tuition fees for his children of $22,000; and (v) payments for health insurance of $4,000; and

o from Sohu-Guolian Information Technology Co., Ltd: (i) $27,000 in salary and (ii) a bonus of $5,400.

(B) TRANSACTIONS RELATED TO BEIJING SOHU ONLINE NETWORK INFORMATION SERVICES, LTD., BEIJING CENTURY HIGH-TECH CO., LTD., AND BEIJING HENGDA YITONG INTERNET TECHNOLOGY DEVELOPMENT CO., LTD.

Current People's Republic of China, or PRC, regulations prohibit foreign companies such as Sohu from owning or operating telecommunications, internet content and certain other businesses in China. Sohu's wholly owned PRC subsidiary, Sohu ITC Information Technology (Beijing) Co., Ltd., or Beijing ITC, does not have a license to provide Internet content and information services. As a result, Sohu restructured its operations in 2000. As part of this restructuring, Sohu's content-related operations were transferred to Beijing Sohu Online Network Information Services, Ltd., or Beijing Sohu, a PRC company that has received approval to develop Internet content and information services. Beijing Sohu is 80% owned by Charles Zhang, Sohu's President and Chief Executive Officer, and 20% owned by He Jinmei, an employee of Beijing ITC, both of whom are PRC nationals. Dr. Zhang is also a Director of Beijing Sohu.

Beijing Century High-Tech Co., Ltd., or High Century, has been formed, and is owned 80% by Charles Zhang and 20% by Li Wei, an employee of the Company and a PRC national. In April 2002, High Century invested $3,080,000 in Sohu-Guolian Information Technology Co., Ltd., or Sohu-Guolian, a company incorporated in the PRC, for a 51% equity interest in and joint control of Sohu-Guolian. Sohu-Guolian will provide technical services to the PRC online securities trading and financial services industries.

Beijing Hengda Yitong Internet Technology Development Co., Ltd., or Hengda, has also been established, and is owned 80% by High Century and 20% by Li Wei. Hengda has obtained the approval from the Minister of Information Industry for providing Internet access services in Beijing, Shanghai, and Guangzhou, China.

Because of PRC regulations which prohibit foreign companies from operating in the telecommunications industry, Beijing Sohu contracted with mobile network operators on behalf of Sohu substantially all e-subscription revenues of $10,132,000 and $1,252,000 during the years ended December 31, 2002 and 2001, respectively. At December 31, 2002 and 2001, accounts receivable from a related party represented receivables from Beijing Sohu of $1,962,000 and $505,000, primarily related to e-subscription revenues ultimately due from mobile network operators.

LOAN AGREEMENTS

At March 31, 2003, the Company had made long term loans of $5,097,000 to Dr. Zhang, He Jinmei and Li Wei for purposes of funding the Company's investments in High Century, Hengda, and Beijing Sohu. No such loans were made to Dr. Zhang after the issuance of the Sarbanes-Oxley Act of 2002. The Company uses long term loans to these parties for funding the Company's investments in High Century, Hengda and Beijing Sohu because, as discussed above, PRC regulations prohibit or restrict foreign companies such as Sohu from owning or operating telecommunications, Internet content and certain other businesses in China. The long term loans include provisions which provide that (i) the loans can only be repaid to the Company by transferring the shares of High Century, Hengda, and Beijing Sohu to the Company, (ii) the shares of High Century, Hengda, and Beijing Sohu cannot be transferred without the approval of the Company, (iii) the Company has the right to appoint all directors and senior management personnel of High Century, Hengda, and Beijing Sohu, (iv) the High Century, Hengda, and Beijing Sohu shares have been pledged as collateral for the loans, and (v) the loans bear no interest and are due on demand after November 2003 in the case of High Century, after January 2003 in case of Hengda, and the earlier of a demand or 2010, in the case of Beijing Sohu, unless a borrower ceases to be an employee of the Company, in which case the applicable loan is immediately repayable.

Beijing ITC and Beijing Sohu have also entered into the following agreements:

COOPERATION AGREEMENT

Under this agreement, Beijing Sohu agreed to provide Internet information services to Beijing ITC for a service fee of $145,000. The parties intend that the fee be an amount necessary to reimburse Beijing Sohu for all its costs and expenses incurred in conducting its content operations under the cooperation agreement. In order to allow Beijing Sohu to provide the services, Beijing ITC has granted to Beijing Sohu and will assist Beijing Sohu in obtaining from Sohu licenses for a fixed monthly fee. Beijing ITC has agreed that it will provide technical services to Beijing Sohu in order to support Beijing Sohu's operations and services.

ASSETS AND BUSINESS RESTRUCTURING AGREEMENT

Under this agreement, Beijing ITC agreed to transfer all ten of its content-related servers and related equipment to Beijing Sohu for $89,000 and assign up to 25 of its content editors and supervisors to Beijing Sohu. In return, Beijing Sohu agreed to use the content-related servers and related equipment solely for the purpose of providing information services to the www.sohu.com Web site and to be responsible for the compensation, welfare and employment of the content editors and supervisors assigned to Beijing Sohu.

OPTION AGREEMENT

Beijing ITC entered into an exclusive 20 year option agreement with the stockholders of Beijing Sohu, Dr. Charles Zhang and Ms. Jinmei He. Under this agreement, Beijing ITC or a third party designated by Beijing ITC will have the right, at any time, subject to the laws of the PRC, including any applicable restrictions on foreign investment, to purchase from Dr. Zhang and Ms. He at an aggregate price of $242,000, their entire ownership interest in Beijing Sohu. In the event Beijing ITC or its designee purchases shares of Beijing Sohu pursuant to the option agreement, the net proceeds to Dr. Zhang and Ms. He from the sale of shares will be applied towards partial repayment of the loans described above.

(C) REPURCHASE OF SHARES FROM JADE BIRD

In October 2002, Sohu purchased 1.2 million shares from Hong Kong Jade Bird Science and Technology Limited (at the time a more than 5% stockholder of Sohu) at a price per share of $1.65 for total consideration of $1.98 million and paid a brokerage commission of $0.02 per share.

PROPOSAL II.   RATIFICATION OF SELECTION OF AUDITORS

     The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers as Sohu's independent auditors for the fiscal year ending December 31, 2003, subject to ratification by stockholders at the Annual Meeting of Stockholders. Representatives of PricewaterhouseCoopers will be present at the Annual Meeting of Stockholders, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions. Unless otherwise instructed on the proxy, properly executed proxies will be voted in favor of ratifying the selection of PricewaterhouseCoopers to audit the books and accounts of Sohu for the fiscal year ending December 31, 2003.

FEES BILLED TO SOHU BY PRICEWATERHOUSECOOPERS DURING FISCAL 2002

     AUDIT FEES AND ALL OTHER FEES: Fees for the audit of Sohu's December 31, 2002 financial statements were $185,000 and all other fees were $43,000, including audit related services of $18,000 and non-audit services of $25,000. Audit related services primarily include fees for assistance with Sohu's filings with the Securities and Exchange Commission. Non-audit services primarily include fees for tax advisory services.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES: No fees for services related to financial information system design and implementation were paid during the fiscal year ended December 31, 2002.

     THE AUDIT COMMITTEE CONSIDERS THE PROVISION OF THOSE SERVICES TO BE COMPATIBLE WITH MAINTAINING PRICEWATERHOUSECOOPERS' INDEPENDENCE.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS AS AUDITORS.

                                  OTHER MATTERS

     Sohu's Board of Directors is not aware of any matter, other than those described above, that may come before the meeting. However, if any matters are properly presented to the meeting for action, it is intended that the persons named in the enclosed proxy will vote on such matters in accordance with their best judgment.

                  DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     In order for a stockholder proposal to be considered for inclusion in Sohu's proxy materials for the 2004 Annual Meeting of Stockholders, it must be received by Sohu at 7 Jianguomen Nei Avenue, Suite 1519, Tower 2, Bright China Chang An Building, Beijing 100005, People's Republic of China, Attention:
Caroline Straathof, no later than December 17, 2003. Proposals of stockholders intended to be considered at the 2004 Annual Meeting of Stockholders, but not included in Sohu's proxy materials for that meeting, must be received by Sohu at the above address no less than 60 days nor more than 90 days prior to that meeting; PROVIDED, HOWEVER, that if the date of the meeting is first publicly announced or disclosed (in a public filing or otherwise) less than 70 days prior to the date of the meeting, the proposal must be received not more than ten days after the date of the meeting is first announced or disclosed.

                                  ANNUAL REPORT

     A copy of Sohu's 2002 Annual Report to Stockholders is being mailed with this Proxy Statement to each stockholder entitled to vote at the Annual Meeting. Stockholders not receiving a copy of such Annual Report may obtain one, without charge, by writing or calling Caroline Straathof at 7 Jianguomen Nei Avenue, Suite 1519, Tower 2, Bright China Chang An Building, Beijing 100005, People's Republic of China, telephone 86-10-6510-2160, or by e-mail at straathof@sohu-inc.com.


                                     By order of the Board of Directors

People's Republic of China
April 23, 2003


(PLEASE SIGN, DATE AND RETURN
THIS PROXY IN THE ENCLOSED           Votes must be indicated
POSTAGE PREPAID ENVELOPE.)           (x) in Black or Blue ink.


ITEM 1.  Election of directors

FOR all nominees / /          WITHHOLD AUTHORITY to vote     / /          *EXCEPTIONS  / /
listed below                  for all nominees listed below

NOMINEES: Dr. Charles Zhang, George Chang and Charles Huang
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS"
BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

*Exceptions                                                                       To change your address, please mark this box
            ---------------------------------------------------------------------

ITEM 2. APPOINTMENT OF PRICEWATERHOUSECOOPERS                  FOR       AGAINST     ABSTAIN
        AS INDEPENDENT PUBLIC ACCOUNTANTS.                     / /         / /         / /

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER
MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                                                               Note: Please sign as your name(s) is (are) shown on
                                                               the certificates to which the Proxy applies. When
                                                               signing as attorney, executor, administrator, trustee
                                                               or guardian, please give full title as such. If a
                                                               corporation, please sign in full corporate name by
                                                               president or other authorized officer. If a partnership
                                                               or limited liability company, please sign in partnership
                                                               or limited liability company name by authorized person.

                                                               Date       Share Owner sign here    Co-Owner sign here

                                                               ---------- ------------------------ ---------------------

                                  SOHU.COM INC.
                             7 JIANGUOMEN NEI AVENUE
                               SUITE 1519, TOWER 2
                         BRIGHT CHINA CHANG AN BUILDING
                                 BEIJING 100005
                           PEOPLE'S REPUBLIC OF CHINA

           PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS - MAY 23, 2003

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The person or entity signed on the reverse side of this proxy card hereby appoints Charles Zhang and Derek Palaschuk and each of them, as proxy or proxies for such person or entity, with full power of substitution, who may act by unanimous vote of said proxies or their substitutes as shall be present at the meeting, or, if only one be present, then the one shall have all the powers hereunder, to represent and to vote, as designated on the other side (if no direction is made, this Proxy will be voted FOR Proposals 1 and 2), all of the shares of common stock, par value $.01 per share, of Sohu.com Inc. standing in the name of such person or entity on March 26, 2003 at the Annual Meeting of Stockholders of Sohu.com Inc. to be held on Friday, May 23, 2003 at 10:00 a.m., Beijing time, and any adjournment thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.


                                                 SOHU.COM INC.
                                                 P.O. BOX 11075
                                                 NEW YORK, N.Y.  10203-0075


(Continued, and to be marked, dated and signed, on the other side.)









                                      -28-